UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 13, 2008
QLT Inc.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
887 Great Northern Way, Vancouver, B.C., Canada, V5T 4T5
(Address of principal executive offices)
Registrant’s telephone number, including area code: (604) 707-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 13, 2008, the Board of Directors of QLT Inc., on the recommendation of the Executive Compensation Committee (the “Compensation Committee”), determined the 2008 goals relating to QLT’s annual cash incentive bonus plan (the “Plan”) in which the executive officers of QLT are eligible to participate. The Plan provides cash bonuses based on the achievement of goals related to individual and/or corporate performance in 2008. The amount of the cash bonus that our executive officers are eligible to receive is based on a predetermined target percentage of base salary and is subject to the achievement of corporate and/or individual goals, as follows:

		Range of Possible
	Target Bonus	Bonus Payment	Weighting Between
	(as a % of	(as a % of	Corporate and
Level	Base Salary)	Base Salary)	Individual Goals

Chief Executive Officer	50%	0-100%	100% Corporate

Chief Financial Officer and Senior Vice Presidents	45%	0-90%	75% Corporate/
			25% Individual

Vice Presidents who are Executive Officers	40%	0-80%	75% Corporate/
			25% Individual
The Compensation Committee is responsible for reviewing the performance of the management team against the corporate goals set for the prior year. In this regard, the Compensation Committee determined that QLT achieved 65% of its corporate goals for 2007. In addition, the Compensation Committee determined that the individual members of the management team had performed successfully against most of the individual goals set for 2007. However, the Company’s stock price did not perform well in 2007, falling from Cdn$9.87 per share at December 31, 2006 to Cdn$4.38 per share at December 31, 2007. In light of this disappointment, Robert Butchofsky, the Company’s Chief Executive Officer, recommended that he receive no bonus for 2007, which otherwise would have provided for a payment of Cdn$159,705, according to the terms of the Plan. The Compensation Committee accepted this recommendation, but in an effort to provide additional incentives for 2008, the CEO will have the opportunity to “earn back” a portion of the 2007 bonus through eligibility for an additional cash bonus with a target of 35% of his base salary, based solely on the achievement of the Asset Divestitures goal stated below.
The individual goals relate to the individual executive officer’s area of responsibility and are designed to facilitate the achievement of QLT’s corporate goals. Executive officers may attain between 0% and 200% of their individual goals, depending on performance. Executive officers may attain between 0% and 200% of a corporate goal, depending on the extent to which the goal is achieved. The following is the nature and relative weighting of the corporate target goals:
•	Asset Divestitures—achieve specified asset divestiture goals relating to divestment of QLT USA assets (Atrigel ® drug delivery system, Eligard ® product line, and Aczone™) and building and land from Vancouver headquarters, based upon gross proceeds: 35%
•	Punctal Plug Development—achieve specified milestones related to clinical development and product research and development for the punctal plug drug delivery program: 30%

•	LFI/LTS Development—achieve specified milestones related to clinical development for the photodynamic therapy dermatology technology programs (Lemuteporfin): 10%
•	Visudyne Radical Trial—achieve specified milestones related to progress and successful results of clinical trial: 7.5% to 15%
•	Business Efficiencies and Expense Management—streamline the operating business in Vancouver in line with a smaller organization including: reducing business systems burden; streamlining processes and procedures leading to cost efficiencies and become a more entrepreneurial culture; and generating target savings from budget including savings derived from reduction in administrative functions: 10%
SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

QLT INC.
Date: March 18, 2008	By:	/s/ Cameron Nelson
		Name:	Cameron Nelson
Chief Financial Officer

2